                                                                EXHIBIT 23.3


                       INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Quality Food Centers, Inc. on Form S-4 of our report dated May 2, 1997 on the financial statements of Keith Uddenberg, Inc. as of December 30, 1995 and December 28, 1996 for each of the three years in the period ended December 28, 1996, appearing in the Prospectus, which is a part of this Registration Statement, and the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP


Seattle, Washington
May 15, 1997